POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Twentieth Century World Investors, Inc., hereinafter called the "Corporation", and certain directors and officers of the Corporation, do hereby constitute and appoint James E. Stowers, Jr., James E. Stowers III, William M. Lyons, and Patrick A. Looby, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders, or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation in its behalf and to affix its corporate seal, and to sign the names of each of such directors and officers in their capacities as indicated, to any amendment or supplement to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the Corporation has caused this Power to be executed by its duly authorized officers on this the 29th day of July, 1995.

                                        TWENTIETH CENTURY WORLD INVESTORS, INC.

                                        By:/s/ James E. Stowers III
                                           JAMES E. STOWERS III, President


                               SIGNATURE AND TITLE

/s/ James E. Stowers, Jr.                        /s/ Robert W. Doering, M.D.
JAMES E. STOWERS, JR.                            ROBERT W. DOERING, M.D.
Chairman, Director                               Director
Principal Executive Officer

/s/ James E. Stowers III                         /s/ Linsley L. Lundgaard
JAMES E. STOWERS III                             LINSLEY L. LUNDGAARD
President and Director                           Director

/s/ Robert T. Jackson                            /s/ Donald H. Pratt
ROBERT T. JACKSON                                DONALD H. PRATT
Executive Vice President,                        Director
Principal Financial Officer

/s/ Maryanne Roepke                              /s/ Lloyd T. Silver
MARYANNE ROEPKE                                  LLOYD T. SILVER
Vice President and Treasurer,                    Director
Principal Accounting Officer

/s/ Thomas A. Brown                              /s/ M. Jeannine Strandjord
THOMAS A. BROWN                                  M. JEANNINE STRANDJORD
Director                                         Director

Attest:                                          /s/ John M. Urie
                                                 JOHN M. URIE
By: /s/ William M. Lyons                         Director
    William M. Lyons, Secretary